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                                                                    EXHIBIT 24.5



                                POWER OF ATTORNEY

         WHEREAS, Asia Global Crossing Ltd., a company incorporated under the laws of Bermuda (the "Company") proposes to file with the Securities Exchange Commission under the provisions of the Securities Act 1933, as amended, a pre-effective amendment to the Registration Statement on Form S-1 (File No. 333-37666).

         NOW, THEREFORE, the undersigned hereby appoints John J. Legere, Stefan
C. Riesenfeld and Charles F. Carroll as attorneys for the undersigned for the purpose of executing and filing such pre-effective amendment to such registration statement and any amendment or amendments thereto or other necessary documents, hereby giving to said attorneys fully authority to perform all acts necessary thereto as fully the undersigned could do if personally present, and hereby ratifying all that said attorneys may lawfully do or cause to be done by virtue hereof.


         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this day of September 2000.



                                            /s/  Norman Brownstein
                                            -----------------------------------
                                            NORMAN BROWNSTEIN